Exhibit 10.1
LIMITED WAIVER
Reference is hereby made to that certain Amended and Restated Employment Agreement, dated as of November 4, 2015, as amended by the First Amendment thereto dated July 27, 2017 and the Second Amendment thereto dated January 14, 2022 (such agreement, as amended, the “Employment Agreement”), by and between Masimo Corporation, a Delaware corporation (the “Company”), and Joe Kiani (the “Executive”). Capitalized terms used but not defined in this limited waiver (this “Waiver”) shall have the meanings set forth in the Employment Agreement.
RECITALS
A.    Section 7.4 of the Employment Agreement provides, among other things, that the designation of any director other than the Executive as the lead director of the board of directors of the Company (the “Board”) constitutes “Good Reason” under the Employment Agreement; and
B.    Executive has agreed to irrevocably and permanently waive Executive’s right to treat the Board’s appointment of any lead independent director of the Board as “Good Reason” under the Employment Agreement.
NOW, THEREFORE, in consideration of the foregoing and in order to facilitate the foregoing, the Executive hereby agrees as follows:
1.WAIVER. The Executive hereby unconditionally and irrevocably permanently waives any and all rights of the Executive to assert that the appointment of any lead independent director of the Board constitutes “Good Reason” under the Employment Agreement and further hereby unconditionally and irrevocably permanently waives the right to terminate, deliver any Notice of Termination or make any claim as a result of the appointment of any lead independent director of the Board.
2.SCOPE OF WAIVER. Other than as set forth in this Waiver, no terms or conditions of the Employment Agreement shall be waived, amended or modified by this Waiver. For the avoidance of doubt, this Waiver shall not constitute a waiver by the Executive of any other provisions of the Employment Agreement or a waiver in relation to any future changes in the composition of the Board that may be effected by the Company.

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IN WITNESS WHEREOF, the undersigned hereby executes this Waiver as of the date first set forth above.

“Executive”
/s/ JOE KIANI
JOE KIANI